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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                   FORM 8-A/A
                                 Amendment No. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             VEECO INSTRUMENTS INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      11-2989601
         --------                                      ----------
(State of Incorporation or Organization)      (IRS Employer Identification No.)

100 SUNNYSIDE BOULEVARD, WOODBURY, NEW YORK                11797
-------------------------------------------                -----
(Address of principal executive offices)                 (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [X]

Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
                                (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

                                  PREFERRED STOCK PURCHASE RIGHTS
                                  -------------------------------
                                         (Title of Class)



                                   Exhibit Index is on Page 3


                                  Page 1 of 3

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EXPLANATORY NOTE:

Veeco Instruments Inc. (the "Company") hereby amends and supplements Items 1 and 2 of its registration statement on Form 8-A, filed with the Securities and Exchange Commission (the "Commission") on March 15, 2001.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

In connection with the execution of the Agreement and Plan of Merger, dated as of September 6, 2001, by and among the Company, Veeco Acquisition Corp., Applied Epi, Inc. ("Applied Epi") and certain Applied Epi security holders, the Company and American Stock Transfer and Trust Company, as rights agent (the "Rights Agent"), amended the Rights Agreement, dated as of March 13, 2001, between the Company and the Rights Agent. The terms of the amendment are set forth in the Amendment to Rights Agreement attached as Exhibit 4.1 to the Current Report on Form 8-K, filed with the Commission on September 21, 2001 and incorporated herein by reference.

ITEM 2.  EXHIBITS.

NUMBER   EXHIBIT                                   INCORPORATED BY REFERENCE TO

1        Amendment to Rights Agreement, dated      Company's Current Report on
         as of September 6, 2001, between Veeco    Form 8-K (File No. 0-16244)
         Instruments Inc. and American Stock       filed with the Commission on
         Transfer and Trust Company, as rights     September 21, 2001,
         agent.                                    Exhibit 4.1

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              Veeco Instruments Inc.


Date: September 21, 2001                       By: /S/ GREGORY A. ROBBINS
                                                   -----------------------
                                                   Name: Gregory A. Robbins
                                                   Title: Vice President and
                                                          General Counsel


                                  Page 2 of 3

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                                  EXHIBIT INDEX


NUMBER       EXHIBIT                                INCORPORATED BY REFERENCE TO

1            Amendment to Rights Agreement, dated   Company's Current Report on
             as of September 6, 2001, between       Form 8-K (File No. 0-16244)
             Veeco Instruments Inc. and American    filed with the Commission on
             Stock Transfer and Trust Company,      September 21, 2001,
             as rights agent.                       Exhibit 4.1




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